EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Consortium Service Management Group

         I hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Consortium Service Management Group, Inc. (the "Company") of my report dated May 4, 2004 on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2003 and December 31, 2002, and the related statements of operations, cash flows and stockholders' equity for the years then ended. Additionally, I consent to the use of my report on the interim balance sheet of the Company and consolidated subsidiaries for the quarter ended March 31, 2004 and year ended December 31, 2003 and the related statements of operations, cash flows and stockholders' equity for the quarter and year then ended.

         I consent to all references to me in this Registration Statement on Form SB-2.

/s/
-----------------------------------------
Gary Skibicki, C.P.A., P.C.
Oklahoma City, OK
May 28, 2004